Exhibit 99.1

News from Xerox Holdings Corporation

Xerox Raises $450 Million for New Joint Venture to

Strengthen Balance Sheet and Support Long-Term Strategy

NORWALK, Conn., Feb. 17, 2026 — Xerox Holdings Corporation (NASDAQ: XRX) (“Xerox” or the “Company”) today announced the formation and capitalization of a new joint venture (the “Joint Venture”) between Xerox and TPG, a leading global alternative asset management firm. The Joint Venture is structured as an intellectual property holding and licensing entity designed to manage, protect, and monetize certain Xerox IP assets.

The Joint Venture has raised $450 million in aggregate principal amount of financing led by TPG’s credit business, TPG Credit, with participation from other investors, consisting of senior secured term loans and preferred equity (the “Joint Venture Financing”). The proceeds of the Joint Venture Financing were distributed to Xerox and are expected to be used for general corporate purposes, including augmenting liquidity, accelerating the Company’s Reinvention (including the Lexmark integration), and opportunistically addressing the Company’s capital structure over time, which may include the redemption or repayment of debt.

In connection with the Joint Venture Financing, certain subsidiaries of Xerox contributed specific intellectual property assets to the Joint Venture in exchange for equity interests. As part of this structure, Xerox and the Joint Venture entered into a long-term shared services and license agreement that preserves the Company’s full, uninterrupted ability to use the Xerox name, trademark, and other transferred IP across all global operations, ensuring continuity in how Xerox presents itself and serves clients.

“This financing strengthens our balance sheet and completes the liquidity-enhancing actions we began in the fall, with the objective of ensuring Xerox is well-capitalized and positioned to advance our long-term strategy,” said Louie Pastor, president and chief operating officer at Xerox. “The acquisitions of ITsavvy and Lexmark created a diversified and scaled platform that positions us to deliver meaningful value for our clients, partners, and shareholders, starting with our guidance of more than $200 million in expected operating income growth in 2026. The Joint Venture builds on these efforts and enables Xerox to unlock additional value from our well recognized trademark and intellectual property assets. We look forward to partnering with TPG and leveraging their support as we continue executing this disciplined transformation.”

“TPG is pleased to be a capital partner to Xerox and have the opportunity to help strengthen its balance sheet and support the execution of its long-term growth strategy,” said Joe Lenz, Partner and Co-Head of Research, TPG Credit Solutions.

Advisors

Lazard is serving as financial advisor to Xerox and Kirkland & Ellis LLP is serving as legal advisor. Wachtell, Lipton, Rosen & Katz is serving as legal advisor to TPG in connection with the transactions.

About Xerox Holdings Corporation (NASDAQ: XRX)

Xerox has been redefining the workplace experience for over a century. As a services-led, software-enabled company, we power today’s hybrid workplace through advanced print, digital, and AI-driven technologies. In 2025 Xerox acquired Lexmark—expanding our global footprint, strengthening service capabilities, and equipping us to deliver an even broader portfolio of workplace technologies to our clients. Today, we continue our legacy of innovation to deliver client-centric, digitally driven solutions that meet the needs of a global, distributed workforce. Whether in offices, classrooms, or hospitals, we help our clients thrive in a constantly evolving business landscape.

News from Xerox Holdings Corporation

About TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $303 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Forward-Looking Statement

This press release contains statements which are not historical facts that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,”, “could,”, “can,” “should,” “targeting,” “projecting,” “driving,” “future,” “plan,” “predict,” “may” or words of similar meaning and include, but are not limited to, statements regarding the Joint Venture Financing. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this document or as of the date to which they refer, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law. Factors that might cause such differences include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s reports on Forms 10-K and 10-Q. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Media Contacts

Justin Capella, Xerox, Justin.Capella@xerox.com

Katherine Segura, TPG, media@tpg.com

Investor Contact

Greg Stein, Xerox, Greg.Stein@xerox.com

Xerox® is a trademark of Xerox in the United States and/or other countries.